SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYRATECH CORP.

          GABELLI FOUNDATION
                                 4/02/97            3,700            32.0000
          GAMCO INVESTORS, INC.
                                 4/03/97           20,900            31.9402
                                 4/02/97              100            31.8750
          GABELLI ASSOCIATES FUND
                                 4/03/97            4,700            31.8750
                                 3/31/97            5,000            32.0000





























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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